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                                                                    EXHIBIT 99.0



                                                                    NEWS RELEASE
[DELPHAX LOGO]
   DELPHAX                 =====================================================

                        CHECK TECHNOLOGY CHANGES NAME TO
                            DELPHAX TECHNOLOGIES INC.

                Board of Directors Adopts Shareholder Rights Plan

MINNEAPOLIS, MARCH 21, 2002 -- Check Technology Corporation (Nasdaq: CTCQ) today announced that its shareholders approved a proposal to change the name of the corporation to DELPHAX TECHNOLOGIES INC. Beginning April 1, 2002, the Company's common stock will begin to trade on the National Market Tier of the Nasdaq Stock Market under the new symbol "DLPX."

"The change in name reflects the substantially greater breadth of our current product offering and market opportunities," said Jay Herman, chairman and chief executive officer. "Our company has evolved over the past few years from a provider of check printing equipment to a provider of digital printing technologies to multiple markets. Combined with the versatility of our high-volume Imaggia (R) digital print system, our recent acquisition of Delphax Systems has given us both the basis for our new name and a range of established and emerging products unmatched by any competitor within the market niches we are targeting."

 "The centerpiece of our longer-term strategy has been the targeted penetration of alternative markets for sheet-fed printing equipment on the strength of Imaggia's speed and versatility. With the Delphax acquisition, we have greatly expanded our capability to move beyond the check and financial document market segments through the addition of high-volume roll-fed product lines."

"Our objective is to replicate what we've accomplished in our check-printing market niche in these additional market segments."

As an example of the company's print-on-demand capabilities, Herman displayed a 257-page copy of Walden, by Henry David Thoreau, which took one of the company's new high-speed roll-fed presses took just nine seconds to print.

In other action at today's annual meeting, shareholders re-elected the current members of the Board of Directors and approved all the remaining proposals that had been submitted to shareholders. These included the creation of a classified Board of Directors serving staggered three-year terms of office, an increase in the number of authorized shares, and re-appointment of Ernst & Young LLP as the Company's independent auditors.


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               INTELLIGENT AND SECURE DIGITAL PRINTING SOLUTIONS
--------------------------------------------------------------------------------
     12500 Whitewater Drive o Minnetonka, MN 55343 o Phone: 952.939.9000 o
                  Fax: 952.939.1151 o Website: www.Delphax.com




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                                                                    NEWS RELEASE
[DELPHAX LOGO]
   DELPHAX                 =====================================================




The Company also announced that its Board of Directors has unanimously adopted a shareholder rights plan designed to ensure that all of the Company's shareholders receive fair and equal treatment in the event of any proposal to acquire the Company. The Board declared a distribution of one Right for each share of common stock outstanding on April 1, 2002. Each Right entitles the holder to purchase 1/100th of a share of a new series of Junior Participating Preferred Stock of Delphax Technologies at an initial exercise price of $25.00.

Initially, the Rights will be attached to the common stock and will not be exercisable. They become exercisable only following the acquisition by a person or group of 15% or more of the Company's common stock, or following the announcement of a tender offer or exchange offer to acquire an interest of 15% or more. In the event that the Rights become exercisable, each Right will entitle the holder to purchase, at the exercise price, common stock with a market value equal to twice the exercise price and, should the Company be acquired, each Right would entitle the holder to purchase, at the exercise price, common stock of the acquiring company with a market value equal to twice the exercise price. Rights owned by the acquiring person would become void. In certain specified instances, the Rights may be redeemed by the Company. If not redeemed, they would expire on March 22, 2012.

"The Company currently has no shareholder with an interest of 15% or more, and we are not aware of any current attempt to take control of the Company," said Herman. "The Plan was adopted after extensive consideration by the Board and is intended to protect the interests of our shareholders in the event of abusive or unfair take-over tactics. It is not designed to prevent the acquisition of the Company on terms beneficial to all shareholders."

Details of the Rights Plan will be contained in a letter to be mailed to all shareholders.

About Delphax Technologies Inc. Founded in 1981, Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced print-production systems for financial, security, forms and commercial printers worldwide. The Company currently has more than 540 systems installed and does business in more than 60 countries. Headquartered in Minneapolis, with offices in the United Kingdom, France and Canada, the Company's common stock is publicly traded on the National Market tier of the Nasdaq Stock Market. Additional information is available on the Company's website at WWW.DELPHAX.COM


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--------------------------------------------------------------------------------
               INTELLIGENT AND SECURE DIGITAL PRINTING SOLUTIONS
--------------------------------------------------------------------------------
     12500 Whitewater Drive o Minnetonka, MN 55343 o Phone: 952.939.9000 o
                  Fax: 952.939.1151 o Website: www.Delphax.com

                                                                    NEWS RELEASE
[DELPHAX LOGO]
   DELPHAX                 =====================================================



Statements made in this release concerning the Company's or management's expectations about future results or events are "forward-looking statements." Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the Company's current expectations is contained in the Company's periodic filings with the Securities and Exchange Commission.


CONTACTS:

Rob Barniskis                                   Karen Snedeker or Tom Langenfeld
Chief Financial Officer                         BlueFire Partners, Inc.
Delphax Technologies Inc.                       (for Delphax Technologies Inc.)
(952) 939-9000                                  (612) 344-1000
investor@delphax.com                            langenfeld@bluefirepartners.com










--------------------------------------------------------------------------------
               INTELLIGENT AND SECURE DIGITAL PRINTING SOLUTIONS
--------------------------------------------------------------------------------
     12500 Whitewater Drive o Minnetonka, MN 55343 o Phone: 952.939.9000 o
                  Fax: 952.939.1151 o Website: www.Delphax.com